UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2007
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 7.01 Regulation FD Disclosure
     On February 1, 2007, Lions Gate Entertainment Corp. (the “Company”) announced that its wholly-owned subsidiary, Lionsgate Australia Pty Ltd, intends to make a takeover offer for all of the ordinary shares issued in the Australian Securities Exchange listed Magna Pacific (Holdings) Limited, an independent DVD distributor in Australia and New Zealand. The offer price is approximately US$0.25 per share, or a total of approximately US$27,000,000 if all of the outstanding shares are acquired (including shares already owned by the Company). The text of the announcement is attached hereto as Exhibit 99.1, and is incorporated by reference herein.
     The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose. Such information shall not be deemed incorporated by reference into any filing regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
     99.1 Press release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007

	By:	/s/ James Keegan
		Name:	James Keegan
		Title:	Chief Financial Officer